DEATH BENEFIT OPTION 1


Development of Policy Value

----------------------------------------------------------------------------------------------------------------------------

 (A)  Policy Value at the End of Year 4, Month 12                                                 $ 13,112.69

 (B)  Plus Premium Paid in Year 5                                                                    4,000.00

 (C)  Minus Premium Load                                                                               239.55
      [(2.75% * $3,577.50) + (0.75% * $422.50)] + [(1.25% + 2.20%) * $4,000]1
                                                                                             -----------------

 (D)  Policy Value at the Beginning of Year 5, Month 1                                            $ 16,873.14
      [ A + B - C ]

 (E)  Minus COI Charges                                                                                 65.61
      (Net Amount of Risk2 divided by 1,000) times COI rate

 (F)  Minus Monthly Administrative Charge 10.00

 (G)  Minus Asset Based Charge 9.79 [ A * ((1+0.009)^(1/12)-1) ]

 (H)  Plus Investment Return 3 70.00 [ ( D - E - F - G ) * ((1+0.0512)^(1/12)-1)
      ]
                                                                                             -----------------

 (I)  Policy Value at the End of Year 5, Month 1                                                  $ 16,857.74
      [ D - E - F - G + H ]



--------------------------------------------------------------------------------
1    (Sales Load + DAC Tax + Premium Tax) times Premium
2 [Death Benefit at Beginning of Month divided by NAR factor (1.03^1/12)] less Cash Value at Beginning of Month
3 Hypothetical Gross Investment Return of 6.00% less the Investement Management Fee of 0.88% equals the Net Investment Return of 5.12%




Development of Surrender Value

------------------------------------------------------------------------------------------------

 (J)  Policy Value at the End of Year 5, Month 1                                    $ 16,857.74

 (K)  Less Surrender Charge 4,130.74 (see calculation below)
                                                                               -----------------

 (L)  Surrender Value at the End of Year 5, Month 1                                 $ 12,727.00
      [ J - K ]




Calculation of Surrender Charge

 (1)  Target Premium * Target Premium Factor                                         $ 7,155.00

 (2)  Contingent Deferred Sales Load                                                     0.4725

 (3)  Face Amount                                                                    250,000.00

 (4)  Surrender Charge Percentage                                                          100%
                                                                               -----------------

 (5)  Contingent Deferred Sales Charge                                               $ 3,380.74

 (6)  Contingent Deferred Administrative Charge                                          750.00

 (7)  Surrender Charge                                                               $ 4,130.74




Development of Death Benefit

------------------------------------------------------------------------------------------------

 (M)  Policy Value at the End of Year 5, Month 1                                    $ 16,857.74

 (N) Applicable Percentage 1.91
                                                                               -----------------

 (O)  Minimum Death Benefit                                                         $ 32,198.28
      [ M * N ]

 (P)  Death Benefit 250,000.00
                                                                               -----------------

 (Q)  Death Benefit at the End of Year 5, Month 1                                  $ 250,000.00
      [ Maximum of O and P ]



Monthly Progression of Year 5 Values

--------------------------------------------------------------------------------------------------------------------------------


                    End of                                       Beginning                Monthly       Asset           End of
               Prior Month         Premium       Premium          of Month        COI       Admin       Based            Month
  Month       Policy Value            Paid          Load      Policy Value     Charge      Charge      Charge     Policy Value
--------------------------------------------------------------------------------------------------------------------------------
    1          $ 13,112.69      $ 4,000.00      $ 239.55       $ 16,873.14     $65.61      $10.00      $ 9.79      $ 16,857.74
    2            16,857.74               -             -         16,857.74      65.61       10.00       12.59        16,839.46
    3            16,839.46               -             -         16,839.46      65.62       10.00       12.58        16,821.11
    4            16,821.11               -             -         16,821.11      65.62       10.00       12.56        16,802.70
    5            16,802.70               -             -         16,802.70      65.63       10.00       12.55        16,784.21
    6            16,784.21               -             -         16,784.21      65.63       10.00       12.54        16,765.66
    7            16,765.66               -             -         16,765.66      65.64       10.00       12.52        16,747.04
    8            16,747.04               -             -         16,747.04      65.64       10.00       12.51        16,728.35
    9            16,728.35               -             -         16,728.35      65.65       10.00       12.49        16,709.59
   10            16,709.59               -             -         16,709.59      65.65       10.00       12.48        16,690.77
   11            16,690.77               -             -         16,690.77      65.66       10.00       12.47        16,671.87
   12            16,671.87               -             -         16,671.87      65.66       10.00       12.45        16,652.91


---------------------------------------------------------------------

                                End of                        End of
                                 Month                         Month
                   Face          Death      Surrender      Surrender
  Month          Amount        Benefit         Charge          Value
---------------------------------------------------------------------
    1          $250,000      $ 250,000      $4,130.74     $12,727.00
    2           250,000        250,000       4,130.74      12,708.72
    3           250,000        250,000       4,130.74      12,690.37
    4           250,000        250,000       4,130.74      12,671.96
    5           250,000        250,000       4,130.74      12,653.47
    6           250,000        250,000       4,130.74      12,634.92
    7           250,000        250,000       4,130.74      12,616.30
    8           250,000        250,000       4,130.74      12,597.61
    9           250,000        250,000       4,130.74      12,578.85
   10           250,000        250,000       4,130.74      12,560.03
   11           250,000        250,000       4,130.74      12,541.13
   12           250,000        250,000       4,130.74      12,522.17





DEATH BENEFIT OPTION 2

Development of Policy Value

----------------------------------------------------------------------------------------------------------------------------

 (A)  Policy Value at the End of Year 4, Month 12                                                 $ 13,004.64

 (B)  Plus Premium Paid in Year 5                                                                    4,000.00

 (C)  Minus Premium Load                                                                               239.55
      [(2.75% * $3,577.50) + (0.75% * $422.50)] + [(1.25% + 2.20%) * $4,000]1
                                                                                             -----------------

 (D)  Policy Value at the Beginning of Year 5, Month 1                                            $ 16,765.09
      [ A + B - C ]

 (E)  Minus COI Charges                                                                                 70.36
      (Net Amount of Risk2 divided by 1,000) times COI rate

 (F)  Minus Monthly Administrative Charge 10.00

 (G)  Minus Asset Based Charge 9.71 [ A * ((1+0.009)^(1/12)-1) ]

 (H)  Plus Investment Return 3 69.53 [ ( D - E - F - G ) * ((1+0.0512)^(1/12)-1)
      ]
                                                                                             -----------------

 (I)  Policy Value at the End of Year 5, Month 1                                                  $ 16,744.55
      [ D - E - F - G + H ]


-------------------------------------------------------------------------------

1    (Sales Load + DAC Tax + Premium Tax) times Premium
2 [Death Benefit at Beginning of Month divided by NAR factor (1.03^1/12)] less Cash Value at Beginning of Month
3    Hypothetical   Gross  Investment  Return  of  6.00%  less  the  Investement
     Management Fee of 0.88% equals the Net Investment Return of 5.12%




Development of Surrender Value

------------------------------------------------------------------------------------------------

 (J)  Policy Value at the End of Year 5, Month 1                                    $ 16,744.55

 (K)  Less Surrender Charge 4,130.74 (see calculation below)
                                                                               -----------------

 (L)  Surrender Value at the End of Year 5, Month 1                                 $ 12,613.81
      [ J - K ]




Calculation of Surrender Charge

 (1)  Target Premium * Target Premium Factor                                         $ 7,155.00

 (2)  Contingent Deferred Sales Load                                                     0.4725

 (3)  Face Amount                                                                    250,000.00

 (4)  Surrender Charge Percentage                                                          100%
                                                                               -----------------

 (5)  Contingent Deferred Sales Charge                                               $ 3,380.74

 (6)  Contingent Deferred Administrative Charge                                          750.00

 (7)  Surrender Charge                                                               $ 4,130.74




Development of Death Benefit

------------------------------------------------------------------------------------------------

 (M)  Policy Value at the End of Year 5, Month 1                                    $ 16,744.55

 (N) Applicable Percentage 1.91
                                                                               -----------------

 (O)  Minimum Death Benefit                                                         $ 31,982.09
      [ M * N ]

 (P)  Death Benefit 266,744.55
                                                                               -----------------

 (Q)  Death Benefit at the End of Year 5, Month 1                                  $ 266,744.55
      [ Maximum of O and P ]



Monthly Progression of Year 5 Values

----------------------------------------------------------------------------------------------------------------------------------


                     End of                                      Beginning                 Monthly      Asset            End of
                Prior Month        Premium        Premium         of Month         COI       Admin      Based             Month
  Month        Policy Value           Paid           Load     Policy Value      Charge      Charge     Charge      Policy Value
----------------------------------------------------------------------------------------------------------------------------------
    1           $ 13,004.64     $ 4,000.00       $ 239.55      $ 16,765.09      $70.36      $10.00     $ 9.71       $ 16,744.55
    2             16,744.55              -              -        16,744.55       70.36       10.00      12.51         16,721.11
    3             16,721.11              -              -        16,721.11       70.36       10.00      12.49         16,697.59
    4             16,697.59              -              -        16,697.59       70.36       10.00      12.47         16,674.00
    5             16,674.00              -              -        16,674.00       70.36       10.00      12.45         16,650.33
    6             16,650.33              -              -        16,650.33       70.36       10.00      12.44         16,626.57
    7             16,626.57              -              -        16,626.57       70.36       10.00      12.42         16,602.73
    8             16,602.73              -              -        16,602.73       70.36       10.00      12.40         16,578.81
    9             16,578.81              -              -        16,578.81       70.36       10.00      12.38         16,554.81
   10             16,554.81              -              -        16,554.81       70.36       10.00      12.37         16,530.72
   11             16,530.72              -              -        16,530.72       70.36       10.00      12.35         16,506.55
   12             16,506.55              -              -        16,506.55       70.36       10.00      12.33         16,482.30


-----------------------------------------------------------------------

                                End of                         End of
                                 Month                          Month
                   Face          Death       Surrender      Surrender
  Month          Amount        Benefit          Charge          Value
----------------------------------------------------------------------
    1          $250,000      $ 266,745       $4,130.74     $12,613.81
    2           250,000        266,721        4,130.74      12,590.37
    3           250,000        266,698        4,130.74      12,566.85
    4           250,000        266,674        4,130.74      12,543.26
    5           250,000        266,650        4,130.74      12,519.59
    6           250,000        266,627        4,130.74      12,495.83
    7           250,000        266,603        4,130.74      12,471.99
    8           250,000        266,579        4,130.74      12,448.07
    9           250,000        266,555        4,130.74      12,424.07
   10           250,000        266,531        4,130.74      12,399.98
   11           250,000        266,507        4,130.74      12,375.81
   12           250,000        266,482        4,130.74      12,351.56